UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2011

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On September 14, 2011, Pro-Dex, Inc. (the “Company”) issued a press release announcing its financial performance for the fourth quarter and full-year of fiscal year 2011. On that same date, the Company held a conference call concerning its financial performance for the fourth quarter and full-year of fiscal year 2011. A copy of the press release is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

Use of Non-GAAP Financial Measures

The press release includes information that compares the operating income and net income of the Company for fiscal years 2010 and 2011 on a basis that excludes certain non-recurring impairment charges. In fiscal year 2010, the Company recorded impairment charges aggregating $3.1 million to write off the entire remaining balances of goodwill and intangible assets, and an impairment charge of $1.3 million to reduce to estimated market value the carrying value of owned real estate used in the business. Given the non-recurring nature of these charges, management believes that a more meaningful comparison of fiscal 2010 results to results of fiscal year 2011 and future fiscal years would be to compare operating income and net income on a basis that excludes such non-recurring impairment charges, which is the basis of comparison utilized in the press release attached to this Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Compensation

On September 12, 2011, the Board of Directors of the Company approved:

•

Annual Incentive Plan (“AIP”) award amounts for the Company’s senior management team for the fiscal year ended June 30, 2011, including cash awards of $300,000 and $59,293 for the Company’s chief executive officer and chief financial officer, respectively.

•

Equity awards to certain members of the Company’s senior management team, including an award of 25,000 options to the Company’s chief financial officer to purchase shares of the Company’s common stock at the average of the high and low prices for the Company’s shares on the grant date. The options will vest ratably over the 36 month period following the grant date, will have a term of ten years from the grant date and, to the maximum extent permissible under the relevant Internal Revenue Service regulations, will be made as Incentive Stock Options.

•

AIP performance metrics, goals and weightings for the Company’s senior management team for the fiscal year ending June 30, 2012. The AIP provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance metrics for the Company’s chief executive officer and chief financial officer include financial performance measures related to the Company’s profit before tax and net cash flow, and other measures related to the participant’s individual performance. The chief executive officer’s performance metrics also include certain revenue-related performance measures.

•

Long Term Incentive Plan (“LTIP”) performance metrics, goals and weightings for the fiscal year ending June 30, 2014. The LTIP rewards long-term growth and profitability by providing a vehicle through which the Company’s senior management may receive stock-based compensation. The performance metrics for the Company’s chief executive officer and chief financial officer for the fiscal year ending June 30, 2014 include a performance measure related to total shareholder return (as established in the LTIP), and other financial measures related to the Company’s total revenues, profit before tax, and net cash flow from operating and investing activities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1   Press Release dated September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2011	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release dated September 14, 2011.

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